UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

KLA-TENCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Drive, Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 875-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 20, 2019, KLA-Tencor Corporation, a Delaware corporation (“KLA”), completed its previously announced acquisition of Orbotech Ltd., a company organized under the laws of the State of Israel (“Orbotech”), pursuant to the Agreement and Plan of Merger, dated March 18, 2018 (as amended on May 11, 2018, the “Merger Agreement”), among KLA, Orbotech and Tiburon Merger Sub Technologies Ltd., a company organized under the laws of the State of Israel and an indirect wholly owned subsidiary of KLA (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Orbotech (the “Merger”), with Orbotech continuing as the surviving company in the Merger and an indirect wholly owned subsidiary of KLA.

As a result of the Merger, each ordinary share, New Israeli Shekels (“NIS”) 0.14 nominal (par) value per share, of Orbotech (the “Orbotech Shares”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (except for Orbotech Shares held in the treasury of Orbotech, reserved for future grants under Orbotech’s employee and director equity compensation plans, owned on behalf of Orbotech by the trustee appointed by Orbotech from time to time in accordance with the provisions of the ITO or held by KLA or any direct or indirect wholly-owned subsidiary of Orbotech or KLA immediately prior to the Effective Time) was converted into the right to receive (A) $38.86 in cash, without interest (the “Cash Consideration”) and (B) 0.25 of a validly issued, fully paid and nonassessable share of the common stock of KLA, par value $0.001 per share (“KLA Common Stock”), with cash in lieu of fractional shares (such shares of KLA Common Stock and any such cash in lieu of fractional shares, together with the Cash Consideration, the “Merger Consideration”), in each case without interest and subject to applicable tax withholding.

The aggregate amount paid by KLA for Orbotech Shares, vested Orbotech options, vested and unsettled Orbotech restricted stock units was approximately $1.9 billion in cash and approximately 12.3 million shares of KLA Common Stock, which had a value of approximately $1.3 billion based on the closing price of KLA Common Stock on The NASDAQ Global Select Market on February 19, 2019.

KLA funded the cash portion of the Merger Consideration through cash from the combined company’s balance sheet and cash from borrowings under its revolving credit facility.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to (i) the Merger Agreement, a copy of which was filed as Exhibit 2.1 to KLA’s Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on March 19, 2018, and which is incorporated herein by reference and (ii) Amendment No. 1 to the Merger Agreement, dated as of May 11, 2018, a copy of which was filed as Exhibit 2.1 to KLA’s Current Report on Form 8-K filed with the SEC on May 11, 2018, and which is incorporated herein by reference.

The Merger Agreement has been incorporated by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about KLA, Orbotech or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in KLA’s or Orbotech’s respective public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 19, 2019, KLA borrowed $900.0 million under its $1.0 billion unsecured committed revolving credit facility as partial funding of KLA’s acquisition of Orbotech. The credit facility is governed by the terms of the Credit Agreement, dated as of November 30, 2017, by and among KLA, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), as amended by the Incremental Facility, Extension and Amendment Agreement, by and among KLA, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amendment”). The borrowings initially bear interest at the Alternate Base Rate (as defined in the Credit Agreement). Three days following the borrowing, the loan will be converted to Eurocurrency and will bear interest at a rate equal to LIBOR + 1.125%. A copy of the Credit Agreement is filed as Exhibit 10.1 to KLA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 and a copy of the Amendment is filed as Exhibit 10.1 to KLA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2018.

Item 8.01	Other Events

On February 14, 2019, in connection with the previously announced acquisition of Orbotech by KLA, the Israel Tax Authority issued tax rulings with respect to the tax treatment applicable to the stock merger consideration payable to (i) Orbotech’s Israeli-resident shareholders and (ii) Orbotech’s Israeli-resident interested parties (as defined in the ruling).

On February 17, 2019, KLA announced that the State Administration for Market Regulation of the People’s Republic of China (SAMR) provided antitrust clearance for the proposed merger involving KLA and Orbotech.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Ruling issued by the Israel Tax Authority on, and dated February 14, 2019, and with respect to the tax treatment applicable to the Stock Merger Consideration payable to Orbotech’s Israeli-resident shareholders(1)

99.2	Ruling issued by the Israel Tax Authority on, and dated February 14, 2019, and with respect to the tax treatment applicable to the Stock Merger Consideration payable to Orbotech’s Israeli-resident interested parties(1)

99.3	Text of press release furnished by Registrant on and dated February 17, 2019

99.4	Text of press release furnished by Registrant on and dated February 20, 2019

(1)	English translation from the official, original version in Hebrew.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: February 20, 2019	By:	/s/ Teri A. Little
	Name:	Teri A. Little
	Title:	Executive Vice President and Chief Legal Officer